EXHIBIT 21

Subsidiaries of the Registrant

Subsidiaries of the Registrant

CNL Beneficiary Blue Corp.	CNL Income LLVR GP, LLC
CNL Beneficiary Blue TRS Corp.	CNL Income LLVR, LP
CNL Beneficiary Blue, LLC	CNL Income LP Corp.
CNL Beneficiary Whistler Corp.	CNL Income Mammoth GP, LLC
CNL Beneficiary Whistler TRS Corp.	CNL Income Mammoth, LP
CNL Beneficiary Whistler, LLC	CNL Income Partners, LP
CNL BW TRS Corp.	CNL Income Sandestin GP, LLC
CNL Canada Nominee, Inc.	CNL Income Sandestin, LP
CNL CG TRS Corp.	CNL Income Ski I, LLC
CNL Cypress Beneficiary Corp.	CNL Income Ski Holding, LLC
CNL Cypress Manager Corp.	CNL Income Snowshoe GP, LLC
CNL Cypress SPE Trust	CNL Income Snowshoe, LP
CNL Cypress Upper Holding Trust	CNL Income South Mountain, LLC
CNL DMC GP, LLC	CNL Income Squaw Valley GP, LLC
CNL DMC, LP	CNL Income Squaw Valley, LP
CNL Dallas Market Center GP, LLC	CNL Income Stratton GP, LLC
CNL Dallas Market Center, LP	CNL Income Stratton, LP
CNL Gatlinburg GP Corp.	CNL Income TRS Holding Corp
CNL Gatlinburg Partnership, LP	CNL Personal Property TRS ULC (formed in
CNL Income Bretton Woods, LLC	Nova Scotia)
CNL Income Canada Lessee Corp. (formed in	CNL Retail Beneficiary, LP
British Columbia)	CNL Retail Blue Option Trust
CNL Income Colony, LP	CNL Retail Manager Corp.
CNL Income Colony GP, LLC	CNL Retail Manager Holding Corp.
CNL Income Colony Holding, LLC	CNL Retail SPE Option Trust
CNL Income Copper GP, LLC	CNL Retail SPE Trust
CNL Income Copper, LP	CNL Retail Upper Holding Trust
CNL Income Garland, LP	CNL Village Retail GP, LLC
CNL Income Garland GP, LLC	CNL Village Retail Partnership, LP
CNL Income Garland Holding, LLC	IFDC-GP, LLC (formed in Texas)
CNL Income Golf I, LLC	IFDC H20, LLC (formed in Texas)
CNL Income Golf SPE, LLC	IFDC Property Company, Ltd. (formed in
CNL Income GP Corp.	Texas)
CNL Income GW Corp.	US Canadian Property Alpha Blue Mountain Nominee Corp. (formed in British Columbia)
CNL Income GW GP, LLC	US Canadian Property Alpha Whistler Nominee Corp. (formed in British Columbia)
CNL Income GW Partnership, LLLP	US Canadian Property Trust Alpha (formed in
CNL Income GW Sandusky GP, LLC	Isle of Jersey)
CNL Income GW Sandusky Tenant, LP	WTC-Trade Mart GP, L.L.C.
CNL Income GW Sandusky, LP	WTC-Trade Mart, L.P.
CNL Income GW Tenant GP, LLC
CNL Income GW WI-DEL GP, LLC
CNL Income GW WI-DEL Tenant, LP
CNL Income GW WI-DEL, LP
CNL Income Holding, Inc.

All entities were formed in Delaware, unless otherwise noted, and all entities do business under the name listed.